NATIONAL PENN BANCSHARES, INC. CAPITAL ACCUMULATION PLAN
                (Amended and Restated Effective January 1, 1997)

                                 (Revised 2001)

                                 Amendment No. 8

         National Penn Bancshares, Inc. (the "Company") adopted the National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001)(the "Plan") for the benefit of certain of its Employees (as defined in the Plan) and its subsidiaries' Employees. The Company subsequently amended the Plan by Amendment Nos. 1-7 thereto.

         The Company hereby further amends the Plan as hereinafter set forth.

         1. Subsection 15(c)( v) is added to read as follows:

                  "(v) Peoples Bank of Oxford. The Peoples Bank of Oxford 401(k) Retirement Plan is merged with and into this Plan effective on December 13, 2004, or as soon thereafter as is administratively feasible. Transferred Accounts from that Plan shall be 100% nonforfeitable, subject to valuation adjustment, without regard to length of Service."

         2. Schedule A to the Plan is amended effective June 10, 2004, to add "The Peoples Bank of Oxford" under the heading "Entity" and to add across from it the date "June 10, 2004" under the heading "Date".




         Executed this 22nd day of December, 2004.


Attest:                                 NATIONAL PENN BANCSHARES, INC.


By: /s/ H. Anderson Ellsworth                    By: /s/ Sandra L. Spayd
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  (Corporate Seal)




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